As filed with the Securities and Exchange Commission on April 18, 2014 Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Adamas Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	42-1560076
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Powell Street, Suite 220

Emeryville, CA 94608

(510) 450-3500

(Address of principal executive offices) (Zip code)

Adamas Pharmaceuticals, Inc. 2002 Employee, Director and Consultant Stock Plan, as amended

Adamas Pharmaceuticals, Inc. 2007 Stock Plan, as amended

Adamas Pharmaceuticals, Inc. 2014 Equity Incentive Plan

Adamas Pharmaceuticals, Inc. 2014 Employee Stock Purchase Plan

(Full title of the plan)

Gregory Went, Ph.D.

Chief Executive Officer and Chairman of the Board of Directors

Adamas Pharmaceuticals, Inc.

2200 Powell Street, Suite 220

Emeryville, CA 94608

(510) 450-3500

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Robert L. Jones

Kenneth L. Guernsey

Danielle E. Naftulin

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share
— 2014 Equity Incentive Plan	1,969,643	(2)(3)	$13.30	(8)	$26,196,252	$3,375
— 2014 Employee Stock Purchase Plan	262,762	(4)(5)	$13.30	(8)	$3,494,735	$451
— 2007 Stock Plan, as amended	4,601,756	(6)	$4.59	(9)	$21,122,061	$2,721
— 2002 Employee, Director and Consultant Stock Plan, as amended	591,404	(7)	$1.71	(10)	$1,011,301	$131
Total	7,425,565				$51,824,349	$6,678
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of Adamas Pharmaceuticals, Inc. (the “Registrant”) that become issuable under the 2002 Employee, Director and Consultant Stock Plan, as amended (the “2002 Plan”), 2007 Stock Plan, as amended (the “2007 Plan”), the 2014 Equity Incentive Plan (the “2014 Plan”), and the 2014 Employee Stock Purchase Plan ( the “2014 ESPP,” and collectively with the 2002 Plan, the 2007 Plan and the 2014 Plan, the “Plans”) set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s common stock.

(2)

Represents shares of the Registrant’s common stock reserved for future issuance under the 2014 Plan. Pursuant to the terms of the 2014 Plan, any shares subject to outstanding awards originally granted under the 2002 Plan or 2007 Plan, that expire or terminate, or are forfeited, for any reason prior to exercise or settlement shall become available for issuance pursuant to share awards granted under the 2014 Plan, subject to certain limitations.

(3)

The number of shares reserved for issuance under the 2014 Plan will automatically increase on January 1st each year, starting on January 1, 2015 and continuing through January 1, 2024, by four percent (4%) of the total number of shares of the Registrant’s common stock outstanding on December 31st of the immediately preceding calendar year. Notwithstanding the foregoing, Registrant’s board of directors may act prior to January 1st of a given year to provide that there will be no January 1st increase in the shares reserved for issuance under the 2014 Plan for such year or that the increase for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(4)			Represents shares of the Registrant’s common stock reserved for future issuance under the 2014 ESPP.

(5)

The number of shares reserved for issuance under the 2014 ESPP will automatically increase on January 1st each year, starting on January 1, 2015 and continuing through January 1, 2024, by the lesser of (a) one percent (1%) of the total number of shares of the Registrant’s common stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, Registrant’s board of directors may act prior to January 1st of a given year to provide that there will be no January 1st increase in the shares reserved for issuance under the 2014 ESPP for such year or that the increase for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(6)			Represents shares of the Registrant’s common stock reserved for issuance pursuant to stock awards outstanding under the 2007 Plan as of the date of this Registration Statement.

(7)			Represents shares of the Registrant’s common stock reserved for issuance pursuant to stock awards outstanding under the 2002 Plan as of the date of this Registration Statement.

(8)

Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $13.30, the average of the high and low prices of the Registrant’s common stock as reported on The NASDAQ Global Market on April 14, 2014.

(9)

Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price for shares of the Registrant’s common stock subject to outstanding options granted pursuant to the 2007 Plan.

(10)

Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price for shares of the Registrant’s common stock subject to outstanding options granted pursuant to the 2002 Plan.

PART II

ITEM 3.                                                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Adamas Pharmaceuticals, Inc. (the “Registrant”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a)                                 The Registrant’s prospectus filed on April 9, 2014 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the Registration Statement on Form S-1, originally filed on March 5, 2014, as amended (File No. 333-194342), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b)                                 The description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed on April 7, 2014 (File No. 001-36399) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(c)                                  All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.                                                DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.                                                INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.                                                INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law, as amended (the “DGCL”), authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Registrant’s amended and restated certificate of incorporation that is currently in effect provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and the Registrant’s amended and restated bylaws that is currently in effect provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

The Registrant has entered into and expects to continue to enter into agreements to indemnify its directors and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Exchange Act that might be incurred by any director or officer in his capacity as such.

ITEM 7.                                                EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.                                                EXHIBITS

Exhibit Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of Adamas Pharmaceuticals, Inc.

4.2 (2)	Amended and Restated Bylaws of Adamas Pharmaceuticals, Inc.

4.3(3)	Form of Common Stock Certificate of Adamas Pharmaceuticals, Inc.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1 (4)	Adamas Pharmaceuticals, Inc. 2002 Employee, Director and Consultant Stock Plan, as amended, and Form of Stock Option Grant Notice, Option Agreement and Form of Notice of Exercise.

99.2 (5)	Adamas Pharmaceuticals, Inc. 2007 Stock Plan, as amended, and Form of Stock Option Grant Notice, Option Agreement and Form of Notice of Exercise.

99.3 (6)	Adamas Pharmaceuticals, Inc. 2014 Equity Incentive Plan and Form of Stock Option Grant Notice and Option Agreement.

99.4 (7)	Adamas Pharmaceuticals, Inc. 2014 Employee Stock Purchase Plan.

(1)                                 Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 15, 2014, and incorporated by reference herein.

(2)                                 Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 15, 2014, and incorporated by reference herein.

(3)                                 Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-194342), filed with the Securities and Exchange Commission on March 26, 2014, and incorporated by reference herein.

(4)                                Filed as Exhibit 10.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-194342), filed with the Securities and Exchange Commission on March 5, 2014, and incorporated herein by reference.

(5)                                 Filed as Exhibit 10.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-194342), filed with the Securities and Exchange Commission on March 5, 2014, and incorporated herein by reference.

(6)                                 Filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-194342), filed with the Securities and Exchange Commission on April 7, 2014, and incorporated herein by reference.

(7)                                 Filed as Exhibit 10.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-194342), filed with the Securities and Exchange Commission on March 26, 2014, and incorporated herein by reference.

ITEM 9.                                                UNDERTAKINGS

1.                                      The undersigned registrant hereby undertakes:

(a)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)                            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)                                 That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                             Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.                                      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Emeryville, State of California, on April 18, 2014.

ADAMAS PHARMACEUTICALS, INC.

By:	/s/ GREGORY WENT
Gregory Went
Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory Went and Anthony Rimac, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GREGORY WENT	Chief Executive Officer and Chairman	April 18, 2014
Gregory Went	(Principal Executive Officer)

/s/ ANTHONY RIMAC	Chief Financial Officer	April 18, 2014
Anthony Rimac	(Principal Financial and Accounting Officer)

/s/ RICHARD BOOTH	Director	April 18, 2014
Richard Booth

/s/ MARTHA DEMSKI	Director	April 18, 2014
Martha Demski

/s/ WILLIAM ERICSON	Director	April 18, 2014
William Ericson

/s/ SARA GROOTWASSINK LEWIS	Director	April 18, 2014
Sara Grootwassink Lewis

/s/ IVAN LIEBERBURG	Director	April 18, 2014
Ivan Lieberburg, M.D., Ph.D.

/s/ DAVID MAHONEY	Director	April 18, 2014
David Mahoney

/s/ JOHN MACPHEE	Director	April 18, 2014
John MacPhee, MPH

EXHIBIT INDEX

Exhibit Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of Adamas Pharmaceuticals, Inc.

4.2 (2)	Amended and Restated Bylaws of Adamas Pharmaceuticals, Inc.

4.3(3)	Form of Common Stock Certificate of Adamas Pharmaceuticals, Inc.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1 (4)	Adamas Pharmaceuticals, Inc. 2002 Employee, Director and Consultant Stock Plan, as amended, and Form of Stock Option Grant Notice, Option Agreement and Form of Notice of Exercise.

99.2 (5)	Adamas Pharmaceuticals, Inc. 2007 Stock Plan, as amended, and Form of Stock Option Grant Notice, Option Agreement and Form of Notice of Exercise.

99.3 (6)	Adamas Pharmaceuticals, Inc. 2014 Equity Incentive Plan and Form of Stock Option Grant Notice and Option Agreement.

99.4 (7)	Adamas Pharmaceuticals, Inc. 2014 Employee Stock Purchase Plan.

(1)                                 Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 15, 2014, and incorporated by reference herein.

(2)                                Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 15, 2014, and incorporated by reference herein.

(3)                                 Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-194342), filed with the Securities and Exchange Commission on March 26, 2014, and incorporated by reference herein.

(4)                                 Filed as Exhibit 10.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-194342), filed with the Securities and Exchange Commission on March 5, 2014, and incorporated herein by reference.

(5)                                 Filed as Exhibit 10.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-194342), filed with the Securities and Exchange Commission on March 5, 2014, and incorporated herein by reference.

(6)                                 Filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-194342), filed with the Securities and Exchange Commission on April 7, 2014, and incorporated herein by reference.

(7)                                 Filed as Exhibit 10.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-194342), filed with the Securities and Exchange Commission on March 26, 2014, and incorporated herein by reference.